                                                                   EXHIBIT 10.53

                           ASSET PURCHASE AGREEMENT
                           ------------------------

        THIS ASSET PURCHASE AGREEMENT (herein designated "Agreement") is made on
                                                          ---------
July 10, 2000 by and among Hanover Compression Inc., a Delaware corporation ("Purchaser"), and Stewart & Stevenson Services, Inc., a Texas corporation
  ---------
("S&S"), Stewart & Stevenson Power, Inc., a Delaware corporation ("Power") and
  ---
PAMCO Services International, Inc., a Delaware corporation ("PSI"). S&S, Power
                                                             ---
and PSI together are referred to as Sellers, BUT SHALL BE EFFECTIVE July 1, 2000 (the "Effective Date")

        WHEREAS, Purchaser desires to acquire, and Sellers desire to transfer to Purchaser, certain assets relating to the natural gas compression leasing business of Sellers upon the terms of this Agreement.

        NOW, THEREFORE, the terms of this Agreement are as follows:

                               ARTICLE 1 GENERAL

         Section  1.1 Definitions.   Unless otherwise stated in this Agreement,
                      -----------
the following capitalized terms have the following meanings:

         "Assets":                 is defined in Section 2.1.

         "Assumed Liabilities":    is defined in Section 2.7.

         "Atel Lease":             is defined in Section 2.1(k).

         "Business":               means the natural gas compression
                                   leasing business of Sellers.

         "Cash Consideration":     is defined in Section 2.2(a).

         "Casper Facility":        is defined in Section 2.1(d).

         "Closing":                is defined in Section 2.4.

         "COBRA": means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code
                                   Section 4980B.

         "Code": means the Internal Revenue Code of 1986, as amended.

         "Contracts":              is defined in Section 3.15.

         "Employee Benefit
            Plan": means any (a) deferred compensation or retirement bonus, stock option or similar plan or arrangement, (b) defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, (d) Multiemployer Plan, (e) Employee Welfare Benefit Plan or (f) fringe benefit plan or program.

         "Employee Pension
            Benefit Plan":         has the meaning set forth in ERISA Sec. 3(2),
                                   but excludes a Multiemployer Plan.

         "Employee Welfare
            Benefit Plan":         has the meaning set forth in ERISA Sec. 3(1).

         "Environmental, Health
            And Safety
            Requirements":         shall mean all federal, state, local and
                                   foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now in effect.


         "ERISA": means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets":        is defined in Section 2.6.

         "ERISA Affiliate":        means each entity which is treated as a
                                   single employer with a Person for purposes of Code Section 414.

         "Fixed Assets":           is defined in Section 2.1(e).

         "Governmental Body":      means any court or any federal, state,
                                   municipal or other governmental department commission board, bureau, agency or instrumentality, domestic or foreign.

         "Gruner Agreement":       means the Employment Agreement dated March
                                   30, 1998, between PSI and Richard Gruner.

         "Inventory and
            Equipment":            is defined in Section 2.1(g).

         "IRS":                    means the Internal Revenue Service.

         "Known" or
          "Knowledge":             Whenever a statement regarding the existence
                                   or absence of facts in this Agreement is qualified such as "to the Knowledge of" or "Known by", it is intended by the parties hereto that the only information to be attributed to such party is information (i) in the case of Sellers, actually known to (a) any current executive officer of PSI including Jim Ingram, John Doster, and
                                   Lawrence Wilson, or (b) Frank Pool, Doug
                                   Queen or Richard Gruner or (ii) in the case of Purchaser, actually known to any current executive officer of Purchaser, and unless otherwise specifically provided in this
                                   Agreement, no party hereto is represented to have made a separate or special investigation or inquiry in connection with this Agreement to determine the existence or absence of facts in any statement qualified by phrases such as "Known by" or "to the Knowledge of."

         "Lien": collectively means all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, agreements, privileges, reservations, restrictions and other encumbrances of any kind or nature.

         "Material Adverse
            Effect": means a material adverse effect on the Business or on the Sellers' ability to consummate the transactions contemplated by this Agreement.

         "Multiemployer
            Plan" has the meaning set forth in Section 3(37) of ERISA.

         "Non-Competition
           Agreement":            means the Non-Competition Agreement to be
                                  delivered by PSI and S&S to Purchaser at the Closing in the form attached as Exhibit 2.12.

         "Order": means any order, writ, injunction, decree, judgment, or a determination of any court or other Governmental Body.

         "Packaging
           Commitment":           means the Packaging Commitment to be delivered
                                  by Purchaser to S&S at Closing in the form attached hereto as Exhibit 2.10.

         "Parts Alliance":        means the Parts Alliance to be delivered by
                                  Purchaser to S&S at the Closing in the form attached hereto as Exhibit 2.11.

         "PBGC":                  means the Pension Benefit Guaranty
                                  Corporation.

         "Permits":               means all permits, authorizations,
                                  certificates, approvals, registrations,
                                  variances, exemptions, franchises, privileges, immunities, grants, ordinances, licenses, concessions, and other rights of every kind and character (i) under any (1) federal, state or foreign statute, ordinance or regulation,
                                  (2) Order or (3) contract with any
                                  Governmental Body or (ii) granted by any Governmental Body.

         "Person":                means any individual, partnership, joint
                                  venture, corporation, limited liability
                                  company, bank, trust, unincorporated
                                  organization, or Governmental Body.

         "Promissory Note":       is defined in Section 2.2(a).

         "PSI-Owned Fleet":       is defined in Section 2.1(a).

         "Receivables":            is defined in Section 2.1(l).

         "Records":                means all of the books, records, papers and
                                   instruments of whatever nature and wherever located that relate to the Assets or the Business (excluding minute books, accounting books and records and corporate records of
                                   PSI), including, but not limited to, all records and files relating to notes and accounts receivable that are included in the Assets, contracts, maintenance records, inventory records, environmental records and reports and copies of sales and property Tax records and copies of rental records.

         "S&S Owned Fleet":        is defined in Section 2.1(c).

         "Taxes": means any federal, state, local or foreign income, sales, excise, real or personal property or other taxes, assessments, fees, levies, imposts, duties, or other charges of any nature whatsoever, including, but not limited to, interest, additions to tax and penalties thereon imposed by any law, rule or regulation.

         "Units In-Production":    is defined in Section 2.1(b).


                          ARTICLE 2 PURCHASE AND SALE

          Section 2.1 Purchase and Sale. Sellers agree to sell, transfer, convey
                      -----------------
and deliver to Purchaser at the Closing (as defined in Section 2.4 hereof) except as otherwise provided herein, the following assets (collectively referred to as "Assets"), free and clear of all Liens:
       ------

         (a)    PSI Owned Fleet - PSI's owned compressor rental fleet (the "PSI-
                                                                            ---
                Owned Fleet") consisting of those 160 particular natural gas
                -----------
                compressor units listed and described in Exhibit 2.1(a) together with all forms of written information relating to the operation, performance, maintenance, repair and/or upkeep of such compressors;

         (b) Units In-Production - those compressor packages scheduled for or in production carried on the books of S&S or PSI as of the Closing Date as the case may be (the "Units In-Production")
                                                      -------------------
                consisting of those 11 particular natural gas compressor packages listed and described in Exhibit 2.1(b) together with all forms of written information relating to the operation, performance, maintenance, repair and/or upkeep of such compressors;

         (c) S&S Owned Fleet - those compressor packages owned and operated by S&S business units other than PSI (the "S&S-Owned Fleet")
                                                       ---------------
               consisting of those 6 particular natural gas compressor packages listed and described in Exhibit 2.1(c) together with all forms of written information relating to the operation, performance, maintenance, repair and/or upkeep of such compressors;

         (d)   Casper Facility - the PSI facility in Casper, Wyoming ("Casper
                                                                       ------
               Facility") consisting of real property and all improvements
               --------
               thereon located at 1010 Falcon Street, Mills, Wyoming 82644 and described in Exhibit 2.1(d);

         (e) Fixed Assets - all furniture, fixtures, displays, equipment, leasehold improvements, signage, and all other tangible personal property of Sellers located at the Casper Facility (including all supplies), all of which are itemized on Exhibit 2.1(e) (herein collectively designated "Fixed Assets");
                                        ------------

         (f) Trade Name - all of Sellers' rights and titles in and to the following trade name:

                                     "PSI"

         (g) Inventory and Equipment - all of Sellers' service and spare parts inventory and equipment relating to the Business or the Assets, all of which are itemized on Exhibit 2.1(g) (herein collectively designated ("Inventory and Equipment");
                            -----------------------

         (h) Contracts - all equipment leases and other contracts relating to the Business and the Gruner Agreement all of which are included in the "Contracts" as defined in Section 3.15 and all of which
                       ---------
               are described on Exhibit 2.1(h) attached hereto;

         (i)   Records and Files - all original Records;

         (j)   Vehicles - the rolling stock of PSI which is identified on
               Exhibit 2.1(j) attached hereto;

         (k)   Atel Lease - that certain lease (the "Atel Lease") with Atel
                                                     ----------
               Finance Corporation ("Atel"), subject to the provisions of
                                     ----
               Section 2.13; and

         (l) Notes and Accounts Receivable - all original promissory notes and accounts receivable on the books of Sellers relating to the Business or the Assets on the Closing Date (the "Receivables") as
                                                                -----------
               described on Exhibit 2.1(i).

         Section 2.2  Cash Consideration.
                      ------------------

         (a) Purchaser agrees to pay and deliver to Sellers Sixty Million Dollars ($60,000,000), subject to adjustment as provided herein, payable (a) $45,000,000 by wire transfer of immediately available federal funds at the Closing, and (b) $15,000,000.00 evidenced by a non-interest bearing promissory note, payable to Sellers in the form attached hereto as Exhibit
               2.2 (the "Promissory Note") (the "Cash Consideration"). Sellers
                         ---------------         ------------------
               shall provide Purchaser with an allocation of the Cash Consideration prior to Closing.

         (b) The parties agree that the Cash Consideration excludes any and all Transfer Taxes required to be collected by Sellers arising from the sale of the Assets. For this purpose, "Transfer Taxes"
                                                               --------------
               means any sales, use, excise, docket, filing, recording and similar Taxes, but excludes Property Taxes (defined below). Purchaser shall be responsible for the payment of any and all Transfer Taxes arising from the contemplated transaction. To the extent permitted by applicable laws, Purchaser shall remit such taxes directly to the appropriate taxing authority and shall provide S&S with evidence of such payment.

         (c) The liability ad valorem Taxes, or real or personal property Taxes and similar obligations attributable to the Assets ("Property Taxes") with respect to the year in which Closing
                 --------------
               occurs shall be apportioned as of the date of Closing between Sellers and Purchaser. Purchaser shall be responsible for payment to the appropriate Tax authorities of all Property Taxes relating to the year in which Closing occurs which are due and payable after the Closing. At the Closing, Sellers shall pay Purchaser (or reduce Purchaser's obligation to pay the Cash Consideration by) an amount equal to the estimate, based on current assessed value and estimated tax rates, of Sellers' liability for Property Taxes. Within a reasonable time after payment by Purchaser of such Property Taxes, Purchaser shall deliver to Sellers a final accounting for such Property Taxes and Purchaser shall pay to Sellers, or Sellers shall pay to Purchaser, as the case may be, the difference between the actual and estimated Property Taxes.

         (d) The Promissory Note will be paid without set off monthly on a pro rata basis by horsepower as the compressor packages comprising the PSI-Owned Fleet and/or Units In-Production, as the case may be, that are not under lease on the Closing Date are placed into service or sold after the Closing Date, with one-half of the principal amount of the Promissory Note due no later than six (6) months after the Closing and the other one-half of the principal amount of the Promissory Note due no later than nine (9) months after the Closing.

         Section 2.3 Adjustments to Cash Consideration.
                     ---------------------------------

         (a) To the extent the total rated horsepower at Closing (based on mutually agreed upon horsepower ratings) of the PSI-Owned Fleet, the Units In-Production and the S&S-Owned Fleet is more or less than 103,422 horsepower, the Promissory Note shall be increased or decreased by an aggregate amount of $550.00 per horsepower.

     (b) The portion of the Cash Consideration paid in cash at Closing will also be adjusted on a dollar-for-dollar basis to the extent that the value of the Receivables at Closing is greater or less than $1,000,000.00.

     (c) Sellers and Purchaser acknowledge and agree that the total rated horsepower of the PSI-Owned Fleet, the Units In-Productions and the S&S Owned-Fleet may not be readily determinable because of sales and pending sales by Sellers of units a part of the PSI-Owned Fleet, the Units In-Production and the S&S Owned-Fleet prior to Closing. Sellers and Purchaser acknowledge and agree that within forty-five (45) days after Closing they will mutually agree as to the total number of units and the aggregate total rated horsepower of the PSI Owned-Fleet, the Units In-Productions and S&S Owned-Fleet as of the Closing and, if necessary, adjust the Promissory Note as per the provisions of Section 2.3(a) to reflect the correct Cash Consideration.

     Section 2.4    Closing. The closing ("Closing") of the purchase and sale of
                    -------                -------
the Assets shall take place at the offices of Sellers at 10:00 a.m. on the later of (a) July 10, 2000, or (b) the second business day following fulfillment of all conditions precedent to Closing in Article 5 hereof (herein designated "Closing Date"), or at such other place, time and date as the parties hereto
 ------------
mutually agree.

     Section 2.5    Instruments of Transfer and Assumption. At the Closing,
                    --------------------------------------
Sellers shall deliver to Purchaser good and sufficient instruments of transfer, assignment and conveyance transferring complete, good and marketable title to the Assets to Purchaser. Such instruments shall be substantially in the form of
Exhibit 2.5 or such other form as is reasonably satisfactory to Purchaser. Sellers shall assign to Purchaser any existing manufacturers' warranties relating to the Assets at the Closing including, without limitation, any relating to the Atel Lease.

     Section 2.6    Excluded Assets. Purchaser shall not buy and does not agree
                    ---------------
to pay for any asset of Sellers other than those included in the Assets, such assets being the "Excluded Assets." It is specifically acknowledged that the
                  ---------------
Assets do not include (i) Sellers' cash on hand or in bank accounts on the Closing Date, (ii) any asset of Sellers unrelated to the Business, (iii) the PAMCO trade name or any name that includes "PAMCO", (iv) minute books, accounting books and records and other corporate records of PSI which do not constitute Records, and (v) the network server, router, server back-up tapes, emergency repair disks or nontransferable licensed software.

     Section 2.7    Assumption of Certain Specific Liabilities. At the Closing,
                    ------------------------------------------
Purchaser shall assume and agree to pay or discharge when due the following obligations and liabilities of Sellers:

     (a) all Sellers' obligations and liabilities arising or accruing on or after the Closing Date under the Contracts and under the Atel Lease (subject to the provisions of Sections 2.8 and 2.12); and

     (b) ad valorem taxes for the calendar year in which Closing occurs for the real and personal property of Sellers included in the Assets (subject to the proration of such ad valorem taxes at Closing).

     Purchaser shall not assume and does not agree to pay or discharge any other debt, obligation or liability of Sellers. The parties expressly agree that Sellers shall remain liable for (i) all of the contracts, agreements, commitments and undertakings of Sellers not included in the Contracts or otherwise expressly assumed by Purchaser pursuant to this Agreement (ii) all obligations under the Contracts to the extent such obligations arose or accrued before Closing, (iii) accounts payable, (iv) notes or other debt instruments,
(v) obligations for goods purchased that have not been paid for, or any other fixed or contingent obligations. Sellers expressly agree to pay all of their trade accounts payable, accrued expenses, debt and any other liabilities in the due course of the Business through the Closing Date.

     The debts, liabilities and obligations to be assumed by Purchaser under this Section 2.7 are herein designated the "Assumed Liabilities." The assumption
                                            -------------------
by Purchaser of the Assumed Liabilities shall not enlarge any rights or remedies of any third parties under any contracts or arrangements with Sellers, except to the extent the other parties to such contracts become able to enforce such contracts against Purchaser.

     Section 2.8    Employees. Purchaser will hire any or all employees of PSI
                    ---------
who pass Purchaser's pre-employment test and screening on the Closing Date. Sellers will pay and, jointly and severally, will remain liable for any severance benefits and other accrued benefits or obligations owing to any employee or independent contractor of either Seller including without limitation, obligations under the Workers Adjustment and Retraining Notification Act, all payroll obligations, and all unused vacation or sick leave benefits. Notwithstanding anything herein to the contrary Purchaser shall have no obligation with respect to the incentive compensation provisions of the agreement between PSI and Richard Gruner relating to the acquisition of Compression Specialties, Inc. Sellers shall be responsible for providing continuation coverage as required by COBRA under a group health plan maintained by Sellers or an affiliates of Sellers, to employees and other qualified beneficiaries under COBRA with respect to such employees, who have a COBRA qualifying event (due to termination of employment with Seller or otherwise) prior to or in connection with the transactions contemplated by this Agreement (the "Continuees").
      ----------
     Section 2.9    Packaging Commitment. At the Closing, Purchaser shall
                    --------------------
execute and deliver to S&S the Packaging Commitment.

     Section 2.10   Parts Alliance. At the Closing, Purchaser shall execute and
                    --------------
deliver to S&S the Parts Alliance.

     Section 2.11   Non-Competition Agreement. At the Closing PSI and S&S shall
                    -------------------------
execute and deliver the Non-Competition Agreement.

     Section 2.12   Atel Lease Assignment. If the consent of Atel to Purchaser's
                    ---------------------
assumption of the Atel Lease is required and cannot be obtained on terms acceptable to S&S and Purchaser prior to Closing, then in such event Purchaser shall enter into a written sublease of the equipment subject to the Atel Lease at the Closing on terms and conditions identical in all respects to the terms of the Atel Lease. Furthermore, if S&S cannot obtain Atel's consent to the assignment at Closing of the Atel Lease to Purchaser on terms reasonably acceptable to S&S and Purchaser prior to Closing, then Purchaser will execute instruments and documents necessary to sublease the Atel Compressors from S&S for the remainder of the Atel Lease term on terms identical to the terms of the Atel Lease, including any rights to purchase the Atel Compressors at the end of the Atel Lease. In no event shall Purchaser be obligated to pay any fee, premium, extraordinary charge or expense attributable to assignment to or sublease by Purchaser of the Atel Lease.

     Section 2.13   Casper Facility.
                    ---------------

     (a) Prior to Closing, Sellers shall deliver to Purchaser a commitment for title insurance ("Title Commitment") for the Casper Facility. At the
                            ----------------
          Closing, Sellers shall provide Purchaser an Owner's Policy of Title Insurance, subject to the standard printed exceptions and all matters shown of record as of the date hereof. Sellers shall use their good faith efforts to cure any defects in title identified by Purchaser from the Title Commitment. Sellers shall provide Purchaser an updated survey of the Casper Facility, reasonably satisfactory to Purchaser and the title company providing the Owner's Policy of Title Insurance, if required by the title company.

     (b) At the Closing, Sellers shall (i) deliver to Purchaser a Special Warranty Deed relating to the Casper Facility executed and acknowledged by Sellers conveying the Casper Facility to Purchaser, subject to the terms and provisions therein; (ii) deliver to Purchaser a FIRPTA Affidavit duly executed by S&S in the form attached hereto as
          Exhibit 2.13(b); (iii) deliver to Purchaser such evidence as Purchaser's counsel may reasonably require authorizing the execution and delivery of all documents required to be executed by Sellers, and the consummation of the transactions contemplated herein; (iv) join with Purchaser in the execution of a Closing Statement relating to the sale of the Casper Facility; and (v) execute such other necessary documents to effectuate the sale and transfer of the Casper Facility.

     Section 2.14   Bulk Sales Law. The parties acknowledge that this Agreement
                    --------------
does not require them to comply with or avail themselves of any safe harbor provided in any bulk transfer provisions of the Uniform Commercial Code (or any similar law) of any state in which the Assets are located or the Business is conducted. Sellers jointly and severally agree to and do hereby indemnify and hold Purchaser harmless from and against all claims, losses, demands, damages, liabilities, costs and expenses resulting from or relating to non-compliance by Purchaser or Seller with the bulk transfer provisions of any applicable Uniform Commercial Code (or any similar law) in connection with the sale and transfer of the Assets to Purchaser.

     Section 2.15   Operation of Assets During Interim Period. Purchaser and
                    -----------------------------------------
Sellers acknowledge and agree that from the Effective Date of this Agreement through Closing ("Interim Period"), all revenues generated by or associated with the Assets shall accrue for the benefit of Purchaser less any reasonable, ordinary and necessary costs associated with the maintenance, operation or repair of the Assets. Sellers agrees that they will, within forty-five (45) days of Closing, provide Purchaser with an accounting of all revenues and expenses associated with the Assets during the Interim Period. To the extent that any amounts are due and owing to either Sellers or Purchaser as a result of operations of the Assets during the Interim Period, an appropriate adjustment will be made to the Promissory Note.

        ARTICLE 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS

     Sellers, jointly and severally, hereby represent, warrant and covenant to Purchaser as follows, all of which covenants, representations and warranties shall be true and correct as of the date hereof and as of the Closing Date:

     Section 3.1    Incorporation and Good Standing. Each of Sellers is a
                    -------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own, use and operate its properties and to carry on its business and to own and operate the Assets.

     Section 3.2    Ownership. PSI is a wholly-owned subsidiary of S&S.
                    ---------

     Section 3.3    Authorization and Capacity to Enter Agreement. Each of
                    ---------------------------------------------
Sellers has all requisite power, authority and capacity to enter into and perform this Agreement and the other contracts or documents contemplated herein, including without limitation the Non-Competition Agreement, the Packaging Commitment and the Parts Alliance, (hereinafter designated "Ancillary
                                                            ---------
Documents"), and this Agreement and the Ancillary Documents will constitute
---------
valid and binding legal obligations of Sellers enforceable against each in accordance with the respective terms thereof, subject to (i) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court, and (ii) bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

     Section 3.4    Litigation. There are no actions, suits, proceedings,
                    ----------
arbitrations or investigations pending or, to the Knowledge of Sellers, threatened, which could have a material adverse effect on the Assets or the transactions contemplated by this Agreement at law or in equity, before or by any arbitrator or any Governmental Body nor, to the Knowledge of Sellers, do any facts exist which might result in any such action, suit, proceeding, arbitration or investigation.

     Section 3.5    Compliance with Instruments. Entering into and performing
                    ---------------------------
this Agreement and/or the Ancillary Documents, and the transfer of the Assets:
(a) does not or will not constitute or result in the violation, breach or default of or under, or is not or will not be contrary to, (1) the terms or provisions of the certificates of incorporation or bylaws (as amended) of Sellers, or any currently effective resolution passed by the directors or stockholders of Sellers, or (2) the terms of any indenture, agreement (written or oral), instrument, license, Permit, understanding or other obligation or restriction to which S&S or PSI is a party or by which S&S or PSI or the Assets is or may be bound; (b) does not or will not trigger, cause or result in the termination or revocation of any indenture, agreement (written or oral), instrument, license, Permit or understanding to which S&S or PSI is a party or by which S&S or PSI is bound; (c) does not or will not release, discharge, limit or lessen any right of S&S or PSI; or (d) does not or will not result in the creation of any Lien on any of the Assets.

     Section 3.6    Other Obligations. Except as described on Exhibit 3.6,
                    -----------------
neither Seller is under obligation, contractual, legal or otherwise, which has not been satisfied prior to the date hereof (a) to notify any Person of (i) the transfer of the Assets, or (ii) the making or performance of this Agreement or the Ancillary Documents; (b) to observe any waiting period or similar delay prior to (i) transferring the Assets, or (ii) making or performing this Agreement or the Ancillary Documents; or (c) to request or obtain the consent of any Person to (i) transfer the Assets, or (ii) make or perform this Agreement or the Ancillary Documents.

     Section 3.7    No Other Agreements. No Person has any agreement, option,
                    -------------------
understanding or commitment, or any right or privilege (whether by law or contractual) capable of becoming an agreement, option or commitment for the purchase, assignment, license or exercise of any of the rights, benefits or use of any of the Assets. Neither Seller has granted any special or general power of attorney to any Person that will or could continue in effect after the Closing Date that might affect the ownership, operation or other aspect of any of the Assets.

     Section 3.8    Taxes. To the Knowledge of the Sellers, there are no
                    -----
federal, state or local Tax Liens filed against Sellers and encumbering any of the Assets, and none of the Sellers is aware of any facts which might result in the filing of any such Tax Lien.

     Section 3.9    Disclosure. To the Knowledge of Sellers, no representation
                    ----------
or information of Sellers contained in this Agreement, the Ancillary Documents, the various Exhibits attached hereto or any other information or statements previously furnished by Sellers pursuant hereto contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein and herein not misleading. There is no fact Known to Sellers which has specific application to the Assets (other than general economic or industry conditions) and which could have a material adverse effect or, so far as Sellers can reasonably foresee, materially threaten, the Assets that has not been set forth in this Agreement.

     Section 3.10   Broker's or Finder's Fees. All negotiations relative to this
                    -------------------------
Agreement, the Ancillary Documents and the transactions contemplated herein have been carried on by Sellers and their counsel directly with Purchaser and its counsel, without the intervention of any other Person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or similar payment other than Simmons & Company International. Sellers shall be fully and solely responsible for payment of any amounts due to Simmons & Company International in connection with this Agreement and the transactions contemplated hereby.

     Section 3.11   Title to Properties; Absence of Liens. Sellers have
                    -------------------------------------
complete, good and marketable title to all of the Assets, free and clear of all Liens. Sellers have a right to use all the Assets without payment to, or interference from, any other party, and have not received any notice of conflict with the asserted rights of others and, except with respect to the Atel Lease and that certain lease from Stewart & Stevenson de las Americas-Colombia, Ltda to Hocal, such right to so use the Assets is freely transferable to Purchaser.

     Section 3.12   Bankruptcy or Insolvency. Neither Seller has committed an
                    ------------------------
act of bankruptcy, is insolvent, has proposed a compromise or arrangement to its creditors generally, has had any petition or receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceeding with respect to a compromise or arrangement with creditors, has taken any proceeding to have itself declared bankrupt or to be wound up, has taken any proceeding to have a receiver appointed for any part of its assets, has had any creditor take possession of its assets, nor has had any execution, charging order, levy or distress warrant become enforceable or become levied upon any of its assets.

     Section 3.13   Health, Safety or Environmental Matters. Except as set forth
                    ---------------------------------------
on Exhibit 3.13:

          (a) Each of the Sellers has complied and is in compliance in all material respects with all Environmental, Health, and Safety Requirements in connection with the Assets and the Business.

          (b) Without limiting the generality of the foregoing, each of the Sellers has obtained and complied with, and is in compliance with, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities used in connection with the Assets or the Business and the operation of the Business.

          (c) None of the Sellers has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them in connection with the Business and the Assets or facilities used or useful in connection with the Business arising under Environmental, Health, and Safety Requirements.

          (d) None of the following exists at the Casper Facility (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

          (e) None of the Sellers has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility used or useful in connection with the Business in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

          (f) None of the Sellers has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements in connection with the Business or the Assets.

     Section 3.14   Employees. Attached hereto as Exhibit 3.14 is a list of the
                    ---------
names and annual or hourly rates of compensation of each full or part time employee of PSI and any employee of S&S whose work relates primarily to the Business as of ________________, 2000, and all bonuses paid or payable to such employees for the calendar year ended December 31, 1999, and for the period from January 1, 2000, to the date hereof. Sellers are in compliance with all applicable Federal and state laws relating to employment and wages and hours with respect to such employees and are not engaged in any unfair labor practice with respect to any such employees. Sellers are not a party to or bound by any collective bargaining agreement with respect to such employees, and have not experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Sellers have not committed any unfair labor practices. Sellers have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Sellers whose work relates to the Business.

     Section 3.15   Contracts. Exhibit 2.1(h) includes all material or
                    ---------
significant contracts to which S&S or PSI is a party which relate to the Assets, including, without limitation, compressor leases and the Atel Lease (herein designated "Contracts"). There are no Liens which might affect
            ---------
title to, or exclusive possession and use of, or any other right of Sellers to the benefit of, any or all of Sellers' contractual rights or benefits with regard to the Contracts. Neither S&S nor PSI is in default or breach of any obligation under the Contracts, and neither Seller has any Knowledge of any facts which, after notice or lapse of time, or both, would constitute such a default or breach. Each of the Contracts is valid, enforceable and in good standing and in full force and effect without amendment thereto (except for written amendments referenced in Exhibit 2.1(h) attached hereto), and Sellers are, and Purchaser will be, after the Closing, entitled to all benefits thereunder. None of the Sellers has any Knowledge of any party to any of the Contracts having an intention to terminate, whether by notice or breach, any of the Contracts. None of the Sellers has any Knowledge that any party to any of the Contracts is in default or breach of any of such party's obligations thereunder.

     Section 3.16   Compliance with Laws. The Business is not in violation of
                    --------------------
or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law or any applicable rule, regulation, permit or order of any governmental body, or any ordinances in any material respect. Sellers are in full legal compliance in all material respects with any and all legal requirements pertinent to the Assets or operation of the Business. Sellers are not delinquent with respect to any report required to be filed with any Governmental Body relating to the Business or the Assets. Sellers hold all material licenses and permits as are necessary to carry on the Business as currently conducted, and such licenses and permits are in full force and effect and have been and are being fully complied with by Sellers in all material respects.

     Section 3.17   Assets Comprise Entire Business. The Assets comprise all of
                    -------------------------------
the material assets used in the Business, except the Excluded Assets.

     Section 3.18   Material Adverse Change. Since May 22, 2000, there has been
                    -----------------------
no Material Adverse Change in the Business. Since May 22, 2000, Sellers have:

     (a)  conducted the operations of the Business in the ordinary course;

     (b) not entered into any material transaction or contract relating to the Business, or amended or terminated any material transaction or contract, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business of the Business;

     (c) not mortgaged, sold, transferred, distributed or otherwise disposed of any of the Assets, except in the ordinary course of business;

     (d) not experienced any damage, destruction or loss to any of the Assets except in the ordinary course of business and except to the extent that any such Assets damaged, destroyed or losses have been repaired or replaced;

     (e) not made or agreed to make any capital expenditures for additions to property or equipment relating to the Business; and

     (f) not granted credit to any customer relating to the Business on terms materially more favorable than terms on which credit has been extended to such customer in the past nor materially changed the terms of any credit previously extended relating to the Business.

     Section 3.19   Condition of Assets. S&S and PSI do not make and hereby
                    -------------------
expressly disclaim any and all express or implied warranties as to the condition of the Assets or regarding whether the Assets are fit for a particular purpose or free from defects.

     Section 3.20   Employee Benefits.
                    -----------------

     (a) Exhibit 3.20 lists each Employee Benefit Plan that PSI or an ERISA Affiliate maintains, participates in, or contributes to for the benefit of any of the employees who are listed on Exhibit 3.14.

          (i) Each such Employee Benefit Plan (and each related trust, insurance contract, other employee benefit provider contract or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, other applicable laws (including regulations and rulings thereunder) and with its terms.

          (ii) All required reports and notices or descriptions required by ERISA, the Code or any other applicable laws, have been timely filed or timely distributed to plan participants with respect to each such Employee Benefit Plan.

          (iii) Except as set forth on Exhibit 3.20 all contributions (including all employer contributions, employee contributions and employee salary reduction contributions) which are due have been timely paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or they are disclosed on
                    Exhibit 3.20. All premiums or other payments for all periods ending on or before the Closing Date have been timely paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan, or they are disclosed on
                    Exhibit 3.20.

          (iv) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and intended to be qualified under the Code has received a determination letter from the IRS to the effect that it meets the requirements of Code Section 401(a) as amended by the Tax Reform Act of 1986 and subsequent legislation for which the remedial amendment period (as defined by regulations and rulings of the IRS) has expired.

     (b) With respect to each Employee Benefit Plan that PSI or an ERISA Affiliate maintains or has ever maintained or to which it contributes or has ever contributed or has ever been required to contribute:

          (i) PSI or an ERISA Affiliate has no liability (known or unknown, asserted or unasserted) for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. Sellers have no knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

          (ii) PSI or an ERISA Affiliate has not contributed or nor has it been required to contribute to any Multiemployer Plan and it has no direct or indirect liability under any Multiemployer Plan nor has it incurred or reasonably expects to incur any direct or indirect liability under or by operation of Title IV of ERISA. Neither PSI nor any ERISA Affiliate has ever maintained, contributed to or been required to contribute to any Employee Pension Benefit Plan which is or was subject to Title IV of ERISA or Section 412 of the Code.

          (iii) PSI or an ERISA Affiliate does not provide or have an obligation to provide post-employment medical, life or other welfare benefits to any employees or former employees, exclusive of any obligations imposed by COBRA.

     Section 3.21   Receivables. Except to the extent and in the amounts
                    -----------
specifically set forth on Exhibit 3.21 the Receivables, whether current or noncurrent, are derived from bona fide sales or leases of products or provision of services.

     Section 3.22   Labor Matters. With respect to the Business, Sellers are
                    -------------
in compliance in all respects with all applicable foreign, federal, state, provincial and local laws, rules or regulations relating to the employment of labor, including those relating to salaries, wages, hours, collective bargaining, affirmative action and the payment and withholding of Taxes. With respect to the Business, Sellers have no common law employees (as defined by the Code and its related regulations) who have been treated or labeled as "independent contractors."

     Section 3.23   Insurance. Exhibit 3.23 attached hereto contains a list of
                    ---------
all policies of insurance maintained as of the date of this Agreement by Sellers with respect to any of the Assets.

The insurance policies described in Exhibit 3.23 provide adequate coverage (less deductibles) against the risk involved in the operation of the Businesses. The Sellers have received no notice from any insurance carrier of the intention of such carrier to discontinue any such insurance coverage.

     Section 3.24   Customers. Exhibit 3.24 attached hereto sets forth a correct
                    ---------
list of the names and last known addresses, and most telephone numbers of all the Persons who rented natural gas compressors from a Seller during the fiscal year ended December 31, 1999 and during the period from January 1, 2000 through the date hereof, and also shows the number of units and horsepower of the equipment rented to each such customer as of the Closing Date. Except to the extent set forth in Exhibit 3.24, since May 22, 2000 there has not been any Material Adverse Change in the business relationship of the Sellers with any Person named in Exhibit 3.24.

     Section 3.25   Intellectual Property. No Seller has any Knowledge of any
                    ---------------------
claim or has any reason to believe that any Seller is or may be infringing upon or otherwise acting adversely to the rights of any Person under or in respect of any patents, copyright, trade name, trademark or similar intangible right used or useful in connection with the Business or the Assets. None of the Sellers is obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or any other claimant to, any such patent, copyright, trade name, trademark or similar intangible right. All copyrights, patents, trade names and trademarks of the Sellers relating to the Business or the Assets are listed on Exhibit 3.25.

     Section 3.26   Casper Facility
                    ---------------

     With respect to the Casper Facility:

     (a) S&S is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code.

     (b) S&S is the sole legal and equitable owner of good, marketable, and insurable fee simple title to the Casper Facility and will convey such fee simple title to Purchaser at Closing free and clear of all options, rights, covenants, easements, liens, encumbrances, and other rights in favor of third parties.

     (c) S&S or PSI is the sole owner of good title to all fixtures and personalty associated with the Casper Facility, free and clear of all liens, security interests, financing statements, encumbrances, and rights in favor of third parties.

     (d) The Casper Facility is not subject to any outstanding agreements of sale, or any options, liens, or other rights of third parties to acquire any interest therein. The Casper Facility is not subject to any ground lease or other lease.

     (e) To the Knowledge of the Sellers, there are no public plans or proposals for changes in road grade, access, or other governmental or private improvements which would affect the Casper Facility or result in any assessment against the Casper Facility; to the Knowledge of the Sellers, no ordinance authorizing improvements, the cost of which might be assessed against Purchaser or the Casper Facility, is in effect or under consideration; to the Knowledge of Sellers, there is no tax proceeding pending for the reduction or increase of the assessed tax valuation of the Casper Facility or any portion thereof.

     (f) There are no unpaid assessments for public improvements against the Casper Facility; the Casper Facility is not subject to assessments for any street paving or curbing heretofore installed; sewer, water, gas, telephone and electric lines adequate to service the Casper Facility are located on, or in dedicated easements immediately adjacent to, the Casper Facility; and there are no unpaid assessments or charges for the installation of such utilities or for making connection thereto.

     (g) There are no unpaid claims against any portion of the Casper Facility for or on account of work done, materials furnished, or utilities supplied to the Casper Facility. There are no contracts or agreements for the performance of work or the furnishing of materials to any portion of the Casper Facility which have not been fully performed and paid for, and releases of all liens therefor recorded. There are no unpaid pay-back agreements, utility debt service expenses, or other charges or expenses applicable to the Casper Facility.

     (h) No condemnation proceedings, eminent domain proceedings, or similar actions or proceedings are now pending or, to the Knowledge of the Sellers, threatened against the Casper Facility.

     (i) To the Knowledge of the Sellers, the Casper Facility was built in conformity with all applicable building and zoning laws, rules, codes, and regulations and none of such laws, rules, codes, or regulations are violated by the current condition, use, or operation of the Casper Facility. The certificate of occupancy of the Casper Facility is not violated by the current structure or use of the Casper Facility.

     (j) To its Knowledge, PSI has obtained all permits, certificates, authorizations, approvals, consents, waivers, and variances that are required to use, own, occupy, maintain, and operate the Casper Facility. Sellers have not received any notice, nor are Sellers aware, of the violation of any applicable building, zoning, or other government or governmental agency, or any private restrictions, with respect to the use, ownership, occupancy, maintenance, operation, or condition of the Casper Facility or any portion thereof, or requiring any repairs or alterations to the Property or any portion thereof.

     (k) Except as set forth in Exhibit 3.26, no underground improvements, including, but not limited to, treatment or storage tanks, sumps, or water, gas, or oil wells located on the Casper Facility.

     (l) To the Knowledge of the Sellers, there is not constructed, place, deposited, stored, disposed of, nor located on the Casper Facility any polychlorinated biphenyls (PCBs) nor transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCBs.

     (m) To the Knowledge of the Sellers, there is not constructed, place, deposited, stored, disposed of, nor located on the Casper Facility any insulating material containing urea formaldehyde.

       ARTICLE 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

     Purchaser hereby represents, warrants and covenants to Sellers as follows, all of which covenants, representations and warranties shall be true and correct as of the date hereof and as of the Closing Date:

     Section 4.1    Authorization and Capacity to Enter Agreement. Purchaser has
                    ---------------------------------------------
all requisite power, authority and capacity to enter into and perform this Agreement and the Ancillary Documents, and this Agreement and Ancillary Documents will constitute valid and binding legal obligations of Purchaser enforceable against Purchaser in accordance with the respective terms thereof, subject to (a) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court, and (b) bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

     Section 4.2    Litigation. There are no actions, suits, proceedings,
                    ----------
arbitrations or investigations pending or, to the Knowledge of Purchaser, threatened which could have a material adverse effect on the transactions contemplated by this Agreement or on Purchaser such that they may cause Purchaser to be unable to consummate the transactions contemplated herein, at law or in equity, before any arbitrator or any Governmental Body nor, to the Knowledge of Purchaser, do any facts exist which might result in any such action, suit, proceeding, arbitration or investigation.

     Section 4.3    Compliance with Instruments. Entering into and performing
                    ---------------------------
this Agreement and the Ancillary Documents, and the purchase of the Assets does not or will not constitute or result in the violation, breach or default of or under, or is not or will not be contrary to, (a) the terms or provisions of the certificate of incorporation or bylaws of Purchaser or any currently effective resolution passed by the directors or stockholders of Purchaser, or (b) the terms of any indenture, agreement (written or oral), instrument, license, Permit, understanding or other obligation or restriction to which Purchaser is a party by which Purchaser is bound.

     Section 4.4    Other Obligations. Other than as described on Exhibit 4.4,
                    -----------------
Purchaser is not under any obligation, contractual or otherwise, which has not been satisfied prior to the date hereof, (a) to notify any Person of (i) Purchaser's purchase of the Assets, or (ii) Purchaser making or performing this Agreement or the Ancillary Documents; (b) to observe any waiting period or similar delay prior to (i) the transfer of the Assets to Purchaser, or (ii) making or performing this Agreement or the Ancillary Documents; or (c) to request or obtain the consent of any Person to (i) the transfer of the Assets to Purchaser, or (ii) the making or performing this Agreement or the Ancillary Documents.

     Section 4.5    Broker's or Finder's Fees. All negotiations relative to
                    -------------------------
this Agreement, the Ancillary Documents and transactions contemplated hereby have been carried on by Purchaser and its counsel directly with Sellers and their counsel, without the intervention of any Person in any such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or similar payment.

          ARTICLE 5  ACTIONS AND MATTERS IN CONTEMPLATION OF CLOSING

     Section 5.1    Conditions Precedent to Obligations of Sellers. Unless
                    ----------------------------------------------
waived (in whole or in part) in writing by Sellers, the obligations of Sellers hereunder are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions precedent by Purchaser:

     Section 5.1.1  No Errors. The representations and warranties of
                    ---------
     Purchaser in Article 4 hereof shall be deemed to have been made again on the Closing Date and must be then true and correct in all material respects; provided that those representation and warranties that are qualified by materiality shall be true and correct in all respects.

     Section 5.1.2  Compliance With Agreement. All of the terms and conditions
                    -------------------------
     of this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been complied with and performed.

     Section 5.1.3  Litigation. There shall not have been instituted or
                    ----------
     threatened any legal proceeding by any third party seeking to prohibit the consummation of the transactions contemplated hereby or to obtain damages from Sellers with respect thereto, or to otherwise void this Agreement or any of the Ancillary Documents or any of such transactions. None of the parties hereto shall be prohibited by any Order from consummating the transactions contemplated hereby, and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the Ancillary Documents, the transactions contemplated hereby, or any action which has been taken by any of the parties in connection herewith or in connection with the transactions contemplated hereby.

     Section 5.1.4 Delivery of Documents. Purchaser shall have made, executed
                   ---------------------
     and delivered any and all documents or instruments as Sellers may reasonably request in form and substance satisfactory to Sellers and their legal counsel (including, but not limited to, certificate of resolutions and incumbency, etc.).

     Section 5.1.5 Approval of Legal Matters by Sellers' Counsel. The validity
                   ---------------------------------------------
     or legality of all actions, proceedings, instruments and documents required to carry out this Agreement or which are incidental thereto, and all other related legal matters, shall have been approved by Sellers' legal counsel, and there shall have been furnished to such counsel by Purchaser resolutions of the directors of Purchaser approving the transaction contemplated by this Agreement.

     Section 5.1.6 Hart-Scott Rodino. The Closing is conditioned upon expiration
                   -----------------
     of the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), without any action by any
                                            -------
     Governmental Body to prevent the consummation of the Closing, and other governmental approval, as required.

     Section 5.1.7 Delivery of Ancillary Agreements. Purchaser shall have
                   --------------------------------
     executed and delivered the Parts Alliance and the Packaging Commitment.

     Section 5.1.8 Approvals. S&S's board of directors shall have approved the
                   ---------
     consummation of the transactions contemplated hereby.

     Section 5.2 Conditions Precedent to Obligations of Purchaser. Unless
                 ------------------------------------------------
waived, in whole or in part, in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment, prior to or at the Closing of each of the following conditions precedent by Sellers:

     Section 5.2.1 No Material Errors or Breach of Covenants. The
                   -----------------------------------------
     representations and warranties of Sellers in Article 3 hereof shall be deemed to have been made again on the Closing Date and must then be true and correct in all material respects, subject to any changes contemplated by this Agreement; provided that those representation and warranties that are qualified by materiality shall be true and correct in all respects.

     Section 5.2.2 Compliance With Agreement. All of the terms and conditions of
                   -------------------------
     this Agreement to be complied with and performed by Sellers on or before the Closing Date shall have been complied with and performed.

     Section 5.2.3 Approval of Legal Matters by Purchaser's Counsel. The
                   ------------------------------------------------
     validity or legality of all actions, proceedings, instruments and documents required to carry out this Agreement or which are incidental thereto, and all other related legal matters, shall have been approved by Purchaser's legal counsel, and there shall have been furnished to such counsel by Sellers a certified copy of Sellers' certificates of incorporation and bylaws, each as amended; resolutions of the directors of Sellers approving the transaction contemplated by this Agreement; and resolutions of the shareholder of PSI approving the transaction contemplated by this Agreement.

     Section 5.2.4 Delivery of Documents. Sellers shall have made, executed and
                   ---------------------
     delivered the following documents in form and substance satisfactory to Purchaser and Purchaser's legal counsel: instruments of transfer in accordance with Section 2.5, attached hereto, certificates of incumbency for officers of Sellers and of the directors of Sellers and estoppel certificates from Sellers' lessees, landlords or others as requested by Purchaser, and any other documents or instruments as Purchaser may reasonably request.

     Section 5.2.5 Litigation. There shall not have been instituted or
                   ----------
     threatened by any third party any legal proceeding seeking to prohibit the consummation of the transactions contemplated hereby or to obtain damages from Purchaser with respect to such transactions or to otherwise void this Agreement or any of the Ancillary Documents or any of such transactions. Purchaser shall not be prohibited by any Order from consummating the transactions contemplated hereby, and no action or proceeding shall then be pending against Purchaser which questions the validity of this Agreement, any of the Ancillary Documents, the transactions contemplated hereby, or any action which has been taken by any of the parties in connection herewith or in connection with the transactions contemplated hereby.

     Section 5.2.6 Lien Searches. On or before June 15, 2000 Purchaser shall
                   -------------
     have obtained copies of searches of the Secretary of State offices and each county where the Assets are located with respect to UCC financing statements, deeds of trust or any other liens or encumbrances on file. All such liens and encumbrances shall have been released prior to Closing.

     Section 5.2.7 Hart-Scott Rodino. The Closing is conditioned upon expiration
                   -----------------
     of the waiting period pursuant to the HSR Act without any action by any governmental Body to prevent the consummation of the Closing, and other governmental approval, as required.

     Section 5.2.8 Delivery of Ancillary Agreements. Sellers shall have executed
                   --------------------------------
     and delivered the NonCompetition Agreement.

     Section 5.2.9 Approvals. The approvals described on Exhibit 5.2.9 shall
                   ---------
     have been obtained.

     Section 5.3   Best Efforts to Satisfy Conditions. Sellers shall use its
                   ----------------------------------
best efforts to cause the conditions precedent to the obligations of Purchaser contained in Section 5.2 to be satisfied to the extent that satisfaction of such conditions is in the control of Sellers and Purchaser shall use its best efforts to cause the conditions precedent to the obligations of Sellers contained in Section 5.1 to be satisfied to the extent that the satisfaction of such conditions is in the control of Purchaser.

                  ARTICLE 6 CLOSING AND POST-CLOSING MATTERS

     Section 6.1 Nature and Survival of Representations and Warranties. All
                 -----------------------------------------------------
representations and warranties made in this Agreement shall be deemed to be material, and shall be deemed to have been relied upon by the party to whom such warranties or representations are given or made, as a material inducement to enter into and close this Agreement and to consummate the transfer of the Assets, notwithstanding any inspection made by such party. All representations and warranties of the parties made in this Agreement shall survive the Closing and all inspections, examinations or audits on behalf of the parties.

     Section 6.2 Indemnification. (a) Purchaser, on the one hand, and Sellers,
                 ---------------
jointly and severally, on the other hand, (herein designated "Indemnifying
                                                              ------------
Party") each hereby agrees to indemnify, defend and hold harmless the other
-----
(hereinafter severally designated "Indemnified Party") against and in respect of
                                   -----------------
any and all Indemnified Damages that result to Indemnified Party from (i) any breach of any representation or warranty made by or on behalf of the Indemnifying Party in or pursuant to this Agreement or any of the Ancillary Documents, and/or (ii) any breach or default in the performance by the Indemnifying Party of any of the obligations to be performed by the Indemnifying Party hereunder, with respect to Purchaser, any liabilities or obligations relating to the Assets and arising out of or relating to the time after the Closing. The term "Indemnified Damages" means any and all claims, actions,
                   -------------------
demands, losses, costs, expenses, liabilities, penalties, and other damages, including without limitation, reasonable attorneys' fees and other costs and expenses reasonably incurred in investigating or attempting to avoid same, in opposing the imposition of the same, and/or in enforcing the indemnities hereunder. The Indemnifying Party shall obtain the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed before ceasing to defend against such claim or entering into any settlement, adjustment, or compromise of such claim unless such settlement, adjustment, or compromise involves only the payment of monetary consideration by the Indemnifying Party and does not involve any admission of fact or require any agreement that might have an adverse effect on the future business or operations of the Indemnified Party or which might reasonably prejudice the Indemnified Party in subsequent or other litigation. The Indemnifying Party shall reimburse the Indemnified Party on demand for any payment made or damages sustained by the Indemnified Party at any time after the Closing Date, whether based upon the judgment of any court of competent jurisdiction, pursuant to a bona fide compromise or settlement of claims, demands or actions, or otherwise in respect of any Indemnified Damages. The Indemnified Party agrees that promptly upon receipt by the Indemnified Party of notice of any demand, assertion, claim, action, or proceeding, judicial or otherwise, with respect to any matter as to which the Indemnifying Party has agreed to indemnify the Indemnified Party, the Indemnified Party will give prompt written notice thereof to the Indemnifying Party, together, in each instance, with a statement of such information respecting such demand, assertion, claim, action, or proceeding as the Indemnified Party shall then possess.

     (b) Sellers will have no liability for indemnification or otherwise hereunder unless on or before the date one (1) year following the Closing Date, Purchaser notifies Sellers of a claim specifying the factual basis of such claim in reasonable detail to the extent then known by Purchaser.

     (c) Sellers will have no liability for indemnification or otherwise hereunder until the total amount of all Indemnified Damages with respect to such matters exceeds $300,000, subsequent to which Purchaser shall be entitled to full indemnification for all Indemnified Damages in excess of the first $300,000 incurred. Notwithstanding anything to the contrary herein, the maximum liability of Sellers hereunder shall not exceed $15,000,000, except (i) to the extent of any Indemnified Damages arising out of the breach of Section 3.13 or the breach of any other covenant, representation or warranty in this Agreement relating to health, safety, or environmental matters, the maximum liability of the Sellers hereunder shall be increased to $25,000,000, and (ii) to the extent of any Indemnified Damages arising out of the breach of Section 3.11, the maximum liability of the Sellers shall be increased to $56,882,100.

     Section 6.3 Termination of Agreement. This Agreement may, by written notice
                 ------------------------
given at or prior to Closing in the manner hereinafter provided, be terminated or abandoned:

     (a) by either party if the Closing does not occur on or before September 30, 2000;

     (b) by Purchaser if a material default or breach (which remains uncured for 30 days after receipt of written notice thereof) is made by Sellers with respect to the due and timely performance of Sellers' covenants, representations, warranties, and agreements contained herein; or

     (c) by Sellers if a material default or breach (which remains uncured for 30 days after receipt of written notice thereof) is made by Purchaser with respect to the due and timely performance of any of Purchaser's covenants, representations, warranties and agreements contained herein; or

     (d)  by mutual consent of the parties.

     In the event this Agreement is terminated pursuant to Section 6.3(b) or
(c), after such termination the non-breaching party shall continue to have any and all rights to which it would otherwise be entitled in law or equity with respect to the default or breach of the other party giving rise to such termination.

     Section 6.4 Environmental Matters. Sellers shall provide to Purchaser a
                 ---------------------
title commitment and a Phase II environmental survey on the Casper Facility. If the title commitment reveals a defect which would prohibit Sellers from transferring good and marketable title to the Casper Facility to Purchaser, Sellers shall have a right until Closing Date to cure said defect, or agree to an amendment to this Agreement to reduce the Cash Consideration. With respect to the Phase II environmental inspection, Sellers shall employ a regionally known third party firm and shall reasonably instruct such firm upon the method of such inspection for the Casper Facility. If required by law, Sellers shall promptly remediate each such matter of environmental concern. Sellers, jointly and severally, shall each indemnify and do hereby hold harmless Purchaser, its shareholders, officers, directors, employees and agents from and against any Indemnified Damages arising out of or relating to such matters of environmental concern. Such indemnity shall not relate to any damage to the environment caused by the Assets after the Closing Date. This indemnity shall be governed by Section 6.2 hereof.

     Section 6.5  Obligations After Closing.
                  -------------------------

     (a) Purchaser shall use its good faith efforts as soon as practicable after Closing to obtain leases for any compressors in the PSI-Owned Fleet or Units In-Production that are not under lease on the Closing Date.

     (b)  For the purposes of the adjustment of the Cash Consideration in
          Section 2.3, S&S or its affiliates shall be obligated to complete and deliver to Purchaser the Units In-Production in the normal course of business as soon as reasonably practicable after the Closing Date without additional consideration except for the cost of any changes directed by Purchaser.

     (c) After the Closing, without further consideration, Sellers and Purchaser shall each execute and deliver such further instruments and documents as either party shall reasonably request to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and to perfect Purchaser's title to the Assets.

     Section 6.7 Collection of Receivables. Purchaser shall use reasonable
                 -------------------------
efforts to collect the Receivables after Closing. Purchaser may in its discretion by written notice to Sellers given at least 120 and not more than 180 days following Closing assign to Sellers any Receivables and related Records which remain uncollected at such time. The next payment on the Promissory Note due after such notice shall be reduced by the uncollected amount so assigned. Purchaser agrees to cooperate with Sellers' efforts to collect such assigned Receivables.

                         ARTICLE 7 INTERIM OPERATIONS

     Section 7.1 Interim Operations of the Business. During the period from the
                 ----------------------------------
date of this Agreement to the Closing Date or the earlier termination of this Agreement, Sellers will conduct the Business only in the ordinary and normal course consistent with past practice, will make no material changes in the operations of the Business and will not, unless Purchaser gives its prior written approval: (a) sell, pledge, dispose of, hypothecate or encumber, or agree to sell, pledge, dispose of, hypothecate or encumber, any of the Assets of the Business, or negotiate with or solicit any interest from any third party with respect to same, except in the ordinary course of business, or authorize or make any capital expenditures relating to the Business; (b) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof which is engaged in the Business; (c) permit to lapse or expire without renewal any present policies of insurance relating to the Assets; (d) enter into any contract or agreement relating to the Assets, without Purchaser's prior consent, such consent not to be unreasonably withheld, maintain or cause or permit to be maintained any of the Assets in a manner below industry standards or permit any of the Assets to remain in a state of repair that is below industry standards, (f) agree or commit to any of the foregoing; or (g) take any action which would cause any of the representations and warranties of Sellers contained herein not to be true and correct at any time. Furthermore, during the period from the date of this Agreement to the Closing Date or the earlier termination of this Agreement, PSI shall conduct its business in the ordinary and usual course, and will not (a) acquire any material additional assets other than parts and components necessary to complete the Units In-Production, without Purchaser's prior consent, or (b) increase the compensation of any employee or hire additional employees except in the ordinary course of business in accordance with past practice. Further, S&S and PSI will use reasonable efforts in the ordinary course the Business to preserve and keep intact the employee work force relating to the Business, and to preserve for Purchaser the goodwill of the customers having business relations with PSI.

     Section 7.2 Confidentiality and Non-Solicitation. No public disclosure
                 ------------------------------------
or publicity concerning the transactions contemplated hereby will be made without the prior approval of Purchaser and S&S, except that a party, after prior consultation with the other, may make any public disclosure that it in good faith believes is required by law. Furthermore, PSI and S&S acknowledge that Purchaser will expend a significant amount of time and money in its pursuit of this transaction. In consideration thereof, PSI and S&S hereby agree that from the date of the execution of this Agreement through the Closing or any termination of this Agreement, PSI, S&S and their respective affiliates, employees and representatives will deal exclusively with Purchaser in connection with the sale of PSI, such that neither PSI, S&S nor their respective affiliates, employees and representatives will, directly or indirectly, without Purchaser's prior written consent, solicit, encourage or initiate any offer or proposal from, or engage in any discussions with, or provide any information to, any corporation, partnership, person or other entity or group, other than Purchaser and its affiliates, employees and representatives, concerning any transaction involving the sale of any stock, debt or assets of PSI (other than sales of product in the ordinary course of business) or a merger, consolidation, liquidation, recapitalization, refinancing, investment or similar transaction involving PSI (all such transactions being referred to herein as "Acquisition Transactions"), nor shall PSI or S&S accept any proposal with respect to any Acquisition Transaction. If PSI or S&S receive any proposal with respect to any Acquisition Transaction, it shall immediately communicate to Purchaser the terms of such proposal (including a copy thereof). The Confidentiality Agreement dated on or about December 3, 1999 between S&S and Purchaser shall continue to be in full force and effect.

     Section 7.3  Appropriate Action; Consents; Filings.
                  -------------------------------------

     (a) The parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Body any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions, contemplated herein, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under (A) the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any other applicable U.S. federal, provincial or state securities laws, (B) the HSR Act and shall share equally all filing fees required in connection with the HSR Act filing, and (C) any other applicable law; provided, however, that the parties shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The parties shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement. Purchaser and S&S agree diligently to prepare and file all information requested or required.

     (b) The parties shall give (or shall cause their respective affiliates to give) any notices to third parties, and use, all reasonable efforts to obtain any third party consents, (i) necessary to consummate the transactions contemplated in this Agreement, or (ii) required under agreements to which the parties are a party or to which they are bound.

     Section 7.4 Update Disclosure; Breaches. From and after the date of this
                 ---------------------------
Agreement until the Closing, the Sellers on the one hand, and Purchaser on the other hand, shall promptly notify the other by written update to the Exhibits of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not be deemed to cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement, or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

                            ARTICLE 8 MISCELLANEOUS

     Section 8.1    Amendment. This Agreement may not be amended or modified
                    ---------
orally. This Agreement may be amended or modified at any time and in all respects by an instrument in writing executed by the parties hereto.

     Section 8.2    Assignment. Neither this Agreement nor any right created
                    ----------
hereby shall be assignable, nor shall any or all of the obligations created hereby be delegable, provided, however, that Purchaser may assign any or al of its rights hereunder to a wholly-owned subsidiary.

     Section 8.3    Notices. Whenever any notice ("Notice") is required or
                    -------                        ------
provided to be given pursuant to the provisions of this Agreement, such Notice must be in writing. If the Notice is sent by telecopier, it must be properly addressed, reflecting the telecopier telephone number of the addressee(s), and must be transmitted by a telecopier which produces a dated message completed confirmation. If the Notice is sent by other than telecopier, the Notice must be enclosed in a sealed wrapper, properly addressed, and either (i) delivered to and receipted for by a messenger service, with instructions for delivery on the same day or the next day which is not a Saturday, Sunday, or legal holiday, or
(ii) deposited with the domestic mail service of the United States Postal Service at a post office or official depository under the care and custody of the United States Postal Service with sufficient postage prepaid, sent by United States registered or certified first class mail, return receipt requested. The addresses and telecopier telephone numbers to which any Notice is to be sent are as follows:

if to Sellers to:                     Mr. Frank Pool, Jr.
                                      Stewart & Stevenson Services, Inc.
                                      4516 Harrisburg
                                      Houston, Texas 77011
                                      Telephone number: 713.923.0301
                                      Telecopier number: 713.923.0319

with a copy to:                       Legal Department
                                      Stewart & Stevenson Services, Inc.
                                      2707 North Loop West
                                      Houston, Texas 77008
                                      Telephone number: 713.868.7700
                                      Telecopier number: 713.868.7692
if to Purchaser, to:                  Hanover Compressor Company
                                      12001 N. Houston Rosslyn
                                      Houston, Texas  77086
                                      Telephone number: 713.447.8787
                                      Telecopier number: 713.447.8781
                                      Attention:  Michael J. McGhan

with a copy to:                       James F. Stephenson, Jr.
                                      Stephenson & Snokhous
                                      4544 Post Oak Place, Suite 378
                                      Houston, Texas  77027
                                      Telephone number:  713.629.9494
                                      Telecopier number:  713.629.9606

or to such other telecopier telephone number or address within the continental United States as any addressee(s) shall specify in writing, which change of telecopier telephone number or address, in order to be effective, must actually have been received not fewer than ten (10) days prior to the giving of any such Notice. Any Notice sent by telecopier shall be timely given if transmitted by telecopier on or before 11:59 p.m. of the date the Notice is to be given; any Notice sent by messenger service shall be timely given if receipted for by such messenger service on or before 11:59 p.m., on the date the Notice is to be given; any Notice sent by mail shall be timely given if deposited with the domestic mail service of the United States Postal Service on or before 11:59 p.m., two (2) days prior to the date the Notice is to be given. Any Notice sent in accordance with the preceding sentence shall be deemed to have been received on the next day after the sending of the Notice by telecopier; on the next day after the receipt for the Notice by a messenger service; or on the date of the first attempted delivery of the mailed Notice, as shown on the United States Postal Service's return receipt. Notwithstanding any other provision of this
Section 8.3 to the contrary, any Notice shall be effective from and after the date actually received by an addressee, however addressed or delivered.

     Section 8.4    Headings. Headings contained in this Agreement are for
                    --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.5    Counterpart Execution. This Agreement may be executed in two
                    ---------------------
or more counterparts or originals, each of which shall be deemed an original of one and the same document, but all of which together shall constitute but one and the same instrument.

     Section 8.6    Parties in Interest. All the terms and provisions of this
                    -------------------
Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto as well as their respective successors and permitted assigns.

     Section 8.7    Integrated Agreement. This Agreement constitutes the entire
                    --------------------
agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided for.

     Section 8.8    Choice of Law. It is the intention of the parties that the
                    -------------
laws of Texas (other than the choice of law provisions thereof) should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     Section 8.9    Attorneys' Fees to Prevailing Party. If any action at law or
                    -----------------------------------
in equity is necessary to enforce the provisions of this Agreement, the prevailing party shall be reimbursed by the other party for all reasonable attorneys' fees, costs, and necessary disbursements incurred by the prevailing party in enforcing this Agreement, in addition to any and all other relief to which such prevailing party may be entitled.

     Section 8.10   Exhibits. Each of the Exhibits referenced in this Agreement
                    --------
have been attached to this Agreement and are hereby incorporated herein for all purposes as though fully set forth.

     Section 8.11   Expenses of Transaction. Sellers and Purchaser, each having
                    -----------------------
been represented by their own respective legal counsel, shall pay the fees and expenses of the legal counsel and any broker who represented them or it in negotiating and preparing this Agreement and the Ancillary Documents and in closing the transaction contemplated hereby.

     Section 8.12   Risk of Loss. Pending the Closing, Sellers shall bear all
                    ------------
risk of loss, theft, damage, destruction of, or any other harm whatsoever that may occur to the Assets.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                                          PAMCO SERVICES INTERNATIONAL, INC.


                                          By:_________________________________
                                          Name: ______________________________
                                          Title: _____________________________


                                          STEWART & STEVENSON POWER, INC.


                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                          STEWART & STEVENSON SERVICES, INC.



                                          By:_________________________________
                                          Name: ______________________________
                                          Title: _____________________________



                                          HANOVER COMPRESSION INC.


                                          By:_________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                               Index to Exhibits

Exhibit
-------

2.1(a)  PSI owned Fleet

2.1(b)  Units-in-Production

2.1(c)  S&S Owned Fleet

2.1(d)  Casper Facility

2.1(e)  Fixed Assets (Casper Facility)

2.1(g)  Inventory and Equipment

2.1(h)  Contracts

2.1(j)  Vehicles

2.1(i)  Notes and Accounts Receivable

2.2     Form of Promissory Note

2.5     Form of Instruments of Transfer and Assumption and Assignment of
        Warranties

2.10    Form of Packaging Commitment

2.11    Form of Parts Alliance

2.12    Form of Non-Competition Agreement

2.13(b) FIRPTA Affidavit

3.6     Sellers' Other Obligations

3.13    Health, Safety or Environmental Matters

3.14    Employees and Compensation

3.20    Employee Benefits

3.21    Exceptions to Receivables Representation

3.23    Insurance

3.24    Customers

3.25    Intellectual Property

3.26    Disclosures - Casper Facility

4.4     Purchaser's Other Obligations

5.2.9   Approvals